Exhibit 10.7

JOINDER AGREEMENT
(Security Agreement)

February 13, 2009

Re:
Security Agreement dated as of November 11, 2008 (as amended, restated, or supplemented from time to time, the “Security Agreement”), executed by DEEP DOWN, INC., a Nevada corporation (“Borrower”), ELECTROWAVE USA, INC., a Nevada corporation (“Electrowave”), FLOTATION TECHNOLOGIES, INC., a Maine corporation (“FloTech”), MAKO TECHNOLOGIES, LLC, a Nevada limited liability company (“Mako”), and DEEP DOWN INC., a Delaware corporation (“DD Delaware,” and together with Borrower, Electrowave, FloTech, and Mako, each an “Existing Debtor” and, collectively, the “Existing Debtors”), for the benefit of WHITNEY NATIONAL BANK, a national banking association (“Lender”).

RECITALS

A.           Borrower and Lender entered into that certain Credit Agreement dated as of November 11, 2008 (as amended by First Amendment to Credit Agreement dated December 18, 2008, Second Amendment to Credit Agreement dated February 13, 2009, and as further amended, restated, or supplemented, the “Credit Agreement”).

B.           As a condition precedent to extending credit to Borrower under the Credit Agreement, Lender required that Electrowave, FloTech, Mako, and DD Delaware execute that certain Guaranty dated as of November 11, 2008 (as amended, restated, or supplemented from time to time, the “Guaranty”), in favor of Lender.

C.           To secure (i) the “Obligation” under, and as defined in, the Credit Agreement, and (ii) the “Guaranteed Obligation” under, and as defined in, the Guaranty, Existing Debtors executed the Security Agreement.

D.           DEEP DOWN INTERNATIONAL HOLDINGS, LLC, a Nevada limited liability company (“New Debtor”), was recently organized and is or will become a direct wholly-owned subsidiary of Borrower.

E.           As required under the Credit Agreement, New Debtor and Existing Debtors have executed a Joinder Agreement (Guaranty) dated as of the date hereof, pursuant to which New Debtor has become a “Guarantor” under the Guaranty.

F.           To secure New Debtor’s obligations under the Guaranty, New Debtor and Existing Debtors have agreed to execute this Joinder Agreement for the benefit of Lender.

AGREEMENT

NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1.           To secure the prompt, unconditional, and complete payment and performance of the Obligation when due, New Debtor hereby pledges and assigns to Lender, and grants to Lender a continuing security interest in all of its right, title and interest in, to, and under the following, wherever located and whether now owned or hereafter acquired or created by New Debtor:  all personal and fixture property of every kind and nature including, without limitation, all goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents, accounts, accounts receivable, chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities and all other investment property, supporting obligations, any other contract rights or rights to the payment of money, insurance claims and proceeds, all software, fixtures, vehicles (whether or not subject to a certificate of title statute), leasehold improvements, and all general intangibles (including all payment intangibles and trademarks and patents).

2.           New Debtor hereby (a) agrees to become a “Debtor” under the Security Agreement, and (b) joins in, becomes a party to, and agrees to comply with and be bound by all of the terms and conditions of the Security Agreement to the same extent as if New Debtor were an original signatory thereto.  New Debtor shall hereafter be jointly and severally liable for the performance of any and all past, present and future obligations of any Debtor under the Security Agreement, it being understood and agreed that any and all references in the Security Agreement to “Debtor” or “Debtors” shall include New Debtor.

3.           New Debtor acknowledges that (a) Lender has agreed to extend credit to Borrower for the purposes set forth in the Credit Agreement, (b) it is receiving direct and indirect benefits from each such extension of credit, (c) the obligations of the “Debtor” or “Debtors” under the Security Agreement are the joint and several obligations of each Debtor, (d) certain representations and warranties set forth in the Security Agreement are in respect of it, and New Debtor hereby confirms that each such representation and warranty is true and correct, and (e) certain covenants set forth in the Security Agreement are in respect of it or shall be imposed upon it, and New Debtor covenants and agrees to promptly and properly perform, observe, and comply with each such covenant.

4.           Capitalized terms used but not defined herein have the meanings given them in the Credit Agreement.

[Signature is on the following page.]

IN WITNESS WHEREOF, each of the undersigned has executed this Joinder Agreement under seal as of the date first written above.

NEW DEBTOR:

DEEP DOWN INTERNATIONAL HOLDINGS, LLC,
a Nevada limited liability company

By:  /s/ Eugene L. Butler
Eugene L. Butler
Chief Financial Officer

EXISTING DEBTORS:

DEEP DOWN, INC.,
a Nevada corporation

ELECTROWAVE USA, INC.,
a Nevada corporation

FLOTATION TECHNOLOGIES, INC.,
a Maine corporation

MAKO TECHNOLOGIES, LLC,
a Nevada limited liability company

DEEP DOWN INC.,
a Delaware corporation

By:  /s/ Eugene L. Butler
Eugene L. Butler
Chief Financial Officer of each of the foregoing companies

Signature Page to Joinder Agreement
(SecurityAgreement)